FIRST AMENDMENT, dated as of
         December 3, 1999 (this "Amendment"), to the
         Credit Agreement, dated as of June 3, 1999
         (as amended, supplemented or otherwise
         modified from time to time, the ("Credit
         Agreement"), among RCN CORPORATION, (the
         "Company") RCN TELECOM SERVICES OF
         PENNSYLVANIA, INC., RCN CABLE SYSTEMS, INC.,
         JAVANET, INC., RCN FINANCIAL MANAGEMENT,
         INC., UNET HOLDING, INC., INTERPORT
         COMMUNICATIONS CORP. and ENET HOLDING,
         INC. (collectively, the "Borrowers"), the
         LENDERS party thereto, and THE CHASE
         MANHATTAN BANK, as Administrative Agent
         and Collateral Agent.

WHEREAS, pursuant to the credit Agreement, the Lenders have agreed to make certain loans to the Borrowers;
and

WHEREAS the Company and the Borrowers have requested that certain provisions of the Credit Agreement be modified in the manner provided for in this Amendment, and the Lenders are willing to agree to such modifications as provided for in this Amendment.

NOW, THEREFORIE, the parties hereto hereby agree as follows:

1. Defined Terms. Capitalized terms used and not defined herein shall have the meanings given to them in the Credit Agreement, as amended hereby.

2. Amendments to the Credit Amendments.

(a) The definition of the term "Change in Control" in
Section 1.01 of the Credit Agreement is hereby amended by deleting the word "and" immediately prior to the reference to "David McCourt" and inserting a comma in place thereof and by inserting, immediately after the reference to "David McCourt", the following: "or Paul G. Allen and his Controlled Affiliates (including, for so long as it is so Controlled, Vulcan Ventures Incorporated)".

(b) Section 6.12 of The Credit Agreement is hereby amended by deleting paragraphs (e), (f), (g), (h), W, W and (1) therefrom in their entirety and substituting for each such paragraph the following paragraph having the same designation:


"(e) Minimum Consolidated Revenue. Permit Consolidated
Revenue for any period of four consecutive fiscal quarters ending on a date set forth below to be less than the amount set forth opposite such date:

Fiscal Quarter                    Minimum
    Ending                  Consolidated Revenue
------------------          --------------------
December 31, 1999                $270,000,000
March 31, 2000                    300,000,000
June 30, 2000                     320,000,000
September 30, 2000                340,000,000
December 31, 2000                 365,000,000
March 31, 2001                    385,000,000
June 30, 2001                     410,000,000
September 30, 2001                450,000,000
December 31, 2001                 495,000'000"

"(f) Minimum On-Net Connections. Permit On-Net
Connections at the end of any fiscal quarter ending on a date set forth below to be less than the number set forth opposite such date;

Fiscal Quarter                      Minimum
  Ending                      On-Net Connections
------------------            ------------------
December 31, 1999                     200,000
March 31, 2000                        210,000
June 30, 2000                         230,000
September 30, 2000                    270,000
December 31, 2000                     335,000
March 31, 2001                        400,000
June 30, 2001                         525,000
September 30, 2001                    650,000
December 31, 2001                     770,000"

"(g) Maximum Cumulative Negative EBITDA. Permit cumulative negative EBITDA from the period commencing with the first day of the first fiscal quarter ending on or after the date of this Agreement to the last day of each fiscal quarter ending during a period set forth below to exceed (i.e., be a greater negative number than) the amount set forth below for such period:


                                                   Maximum
                                                  Cumulative
                                                   Negative
                  Period                            EBITDA
-----------------------------------------      -------------
June 30, 1999 through December 31, 1999        -$150,000,000
January 1, 2000 through December 31, 2001      -$320,000,000"

"(h) Minimum Annualized EBITDA. Permit Annualized
EBITDA determined as of any date set forth below to be less than the amount set forth opposite such date below:

                                          Minimum
                                        Annualized
             Date                         EDITDA
-----------------------               ------------
March 31, 2002                         $15,000,000
June 30, 2002                          $40,000,000
September 30, 2002                    $100,000,000"

"(i) Maximum Senior Secured Debt to Annualized EBITDA. Permit the ratio of W Senior Secured Debt outstanding on any day from and including (A) the last day of any fiscal quarter ending on the dates or during the periods set forth below through (B) the day immediately preceding the last day of the immediately following fiscal quarter to (ii) Annualized EBITDA determined as of the date referred to in clause (i)(A) above to exceed the ratio set forth below opposite such date or period:

Fiscal Quarter
   ENDING                                    Maximum Ratio
---------------------------                  -------------
December 31, 2002                              5.00 to I
March 31, 2003                                 5.00 to I
June 30, 2003                                  3.50 to 1
July 1, 2003 and                               3.00 to 1"
thereafter

"(k) Interest Coverage Ratio. Permit the ratio of
(i) Annualized EBITDA determined as of the last day of any fiscal quarter ending on the dates or in the years set forth below to (ii) Annualized Cash Interest Expense determined as of the last day of such fiscal quarter to be less than the ratio set forth below opposite such date or period:

    Fiscal Quarter Ending on
         or During                                     Minimum Ratio
-------------------------------------                 --------------
                       June 30, 2002                    1.25 to 1
                   September 30,2002                    1.25 to 1
                    December 31,2002                    1-25 to 1
 Fiscal Year ending December 31,2003                    1.50 to 1
 Fiscal Year ending December 31,2004                    1-75 to 1
 Fiscal Year ending December 31,2005                    2-00 to 1
 Fiscal Year ending December 31,2006                    2.00 to 1
 Fiscal Year ending December 31,2007                    2.00 to 1"

"(1) Minimum Fixed Charge Coverage Ratio. Permit the ratio of (i) Annualized EBITDA determined as of the last day of any fiscal quarter ending on or after June 30, 2002 to (ii) Annualized Fixed Charges determined as of such date to be less than 1.00 to I in respect of any such fiscal quarter ending at any time from k7une 30, 2002 to and including September 30, 2002 and 1.20 to 1 in respect of any such fiscal quarter ending thereafter."

3. No Other Amendments; Confirmation. Except as expressly amended hereby, the provisions of the Credit Agreement are and shall remain in full force and effect.

4. Representations and Warranties. The Company and the
Borrowers hereby represent and warrant to the Administrative
Agent and the Lenders that, as of the date hereof:

(a) No Default or Event of Default has occurred and is continuing.

(b) The execution, delivery and performance by the Company and the Borrowers of this Amendment have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, notice to or action by, any person
(including any Governmental Authority) in order to be effective and enforceable. The Credit Agreement as amended by this Amendment constitutes the legal, valid and binding obligation of the Company and the Borrowers, enforceable against each in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(c) All representations and warranties of each Loan
Party set forth in the Loan Documents are true and correct in all material respects-

5. Conditions Precedent to Effectiveness. This
Amendment shall become effective when the Agent shall have received counterparts hereof duly executed and delivered by the Company, the Borrowers and the Required Lenders (the "Effective
Date").

6. Conditions Subsequent to Continued Effectiveness.
In the event that (i) the Company has not, prior to December 3, 2000, received cash proceeds of not less then $1,650.000.00 from the issuance and sale to Paul Allen or his Controlled Affiliates, including. for so long as it is so controlled, Vulcan Ventures Incorporated ("Vulcan"), of shares of mandatorily convertible preferred stock of the Company (the "Vulcan Preferred") or (ii) the agreement between the Company and Vulcan for the issuance and sale of the Vulcan Preferred is terminated prior to the consummation of such issuance and sale, this Amendment shall cease to be effective for all purposes with the same effect as if it had never become effective.

7. Expenses. The Borrowers agree to reimburse the Agent for its out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Agent.

8. Governing Law; Counterparts.(a) This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

(b) This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This
Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.




IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

RCN CORPORATION,

by /s/ Bruce C. Godfrey
_________________________
Name: Bruce C. Godfrey
Title: Chief Financial Officer

RCN TELECOM SERVICES OF
PENNSYLVANIA, INC.

by /s/ Bruce C. Godfrey
_________________________
Name: Bruce C. Godfrey
Title: Chief Financial Officer

RCN CABLE SYSTEMS, INC.,

by /s/ Bruce C. Godfrey
_________________________
Name: Bruce C. Godfrey
Title: Chief Financial Officer

JAVA NET, INC.,

by /s/ Bruce C. Godfrey
_________________________
Name: Bruce C. Godfrey
Title: Chief Financial Officer

RCN FINANCIAL MANAGEMENT, INC.,

by /s/ Bruce C. Godfrey
_________________________
Name: Bruce C. Godfrey
Title: Chief Financial Officer